Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact: Jeff Taylor, VP and Chief Financial Officer
Franklin Electric Co., Inc.
InvestorRelations@fele.com

Franklin Electric Appoints Joe Ruzynski as CEO; Gregg Sengstack Remains Executive Chairperson

Fort Wayne, Indiana – May 14, 2024 - Franklin Electric Co., Inc. (NASDAQ: FELE), a global leader in water and energy systems, announced today that its Board of Directors has appointed Joe Ruzynski as Chief Executive Officer and a member of the Board, effective July 1, 2024. Gregg Sengstack, who has served as CEO since 2014 and Chairperson since 2015, will continue as Executive Chairperson.

Ruzynski, 49, joins Franklin Electric from nVent Electric plc (NYSE: NVT), a global leader in electrical connection and protection solutions, where he served as President of the Enclosures Segment since 2018. Prior to that, he held various leadership roles at Pentair plc, a global water technology company, including President of Technical Solutions and President of Flow and Filtration Solutions. He has over 25 years of experience in the industrial and electrical sectors, with a track record of driving growth, innovation, and operational excellence.

"Joe is a proven leader with a deep understanding of our markets, customers, and technologies. He has demonstrated his ability to execute strategic initiatives that enhance value for all stakeholders. We are confident that he is the right person to lead Franklin Electric into the next phase of growth and innovation," said Sengstack. "I look forward to working with Joe and the Board to ensure a smooth and successful transition."

"I am honored and excited to join Franklin Electric as CEO and Board member. Franklin Electric is a respected and trusted brand with a strong heritage and a bright future. I have admired the company's culture, values, and commitment to excellence for many years. I look forward to working with the talented and dedicated team at Franklin Electric to deliver superior solutions and service to our customers, and create long-term value for our shareholders and employees," said Ruzynski.

"On behalf of the Board, I want to thank Gregg for his outstanding leadership and contributions to Franklin Electric over the past 35 years, including as our Chief Executive Officer since 2014. He has been instrumental in transforming the company from a submersible motor manufacturer to a global leader in water and energy systems, with a diversified portfolio of products and services. Under his leadership, the company has achieved record revenues, earnings, and cash flows, while expanding its global footprint and enhancing its innovation capabilities. We are grateful for his vision, dedication, and guidance," said Jennifer Sherman, Lead Independent Director of Franklin Electric.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers worldwide in residential, commercial, agricultural, industrial, municipal, and fueling applications. Franklin Electric is proud to be recognized in Newsweek’s lists of America’s Most Responsible Companies and Most Trustworthy Companies for 2024, Best Places to Work in Indiana 2024, and America’s Climate Leaders 2024 by USA Today.

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.